BJ’s Wholesale Club Holdings, Inc. Announces Record First Quarter Fiscal 2020 Results

•	Comparable club sales, excluding gasoline sales, increased by 27.0%, including digitally enabled sales growth of 350% for the first quarter of fiscal 2020.

•	Income from continuing operations increased by 165.3% year-over-year to $95.7 million, for the first quarter of fiscal 2020.

•	Adjusted EBITDA increased by 56.3% year-over-year to $193.9 million, for the first quarter of fiscal 2020.

•	Earnings per diluted share of $0.69, reflects a 176.0% year-over-year growth.

•	Adjusted earnings per diluted share of $0.69, reflects 165.4% year-over-year growth.

•	Net cash provided by operating activities was $469.9 million and free cash flow was $434.7 million, for the first quarter of fiscal 2020.

•	Company recognizes dedication of BJ's team members and invests $51 million in wages and bonuses.

Westborough, Mass. (May 21, 2020) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen weeks ended May 2, 2020.

“Our top priority remains the health and safety of our members and team members during this challenging time and I am deeply thankful for the contributions of our dedicated team members this past quarter,” said Lee Delaney, President and Chief Executive Officer, BJ’s Wholesale Club. "While the coronavirus pandemic increased demand for our services, our team's hard work and the capabilities we have built over the last four years have enabled us to thrive and deliver very strong merchandise comparable sales. Furthermore, we drove earnings and cash flow growth and invested in our team members and our business. These efforts will allow us to continue to build on this momentum and position ourselves for success over the long-term."

Key Measures for the Thirteen Weeks Ended May 2, 2020 (First Quarter of Fiscal 2020):

BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended	13 Weeks Ended
	May 2, 2020	May 4, 2019	% Growth
Net sales	$3,718,040	$3,069,763	21.1%
Membership fee income	79,565	73,373	8.4%
Total revenues	3,797,605	3,143,136	20.8%

Operating income	143,750	70,682	103.4%
Income from continuing operations	95,742	36,085	165.3%
Adjusted EBITDA (a)	193,915	124,076	56.3%
Net income	95,734	35,798	167.4%
EPS (b)	0.69	0.25	176.0%
Adjusted net income(a)	95,734	36,678	161.0%
Adjusted EPS (a)	0.69	0.26	165.4%
Basic weighted average shares outstanding	136,090	136,810	(0.5)%
Diluted weighted average shares outstanding	138,428	140,463	(1.4)%

a)	See “Note Regarding Non-GAAP Financial Information”

b)	EPS represents earnings per diluted share

Additional Highlights:

•
Comparable club sales for the first quarter of fiscal 2020 increased 19.9%, compared to the first quarter of fiscal 2019. Comparable club sales, excluding the impact of gasoline sales, increased 27.0% compared to the first quarter of fiscal 2019.

•
Gross profit increased to $736.7 million in the first quarter of fiscal 2020 from $574.2 million in the first quarter of fiscal 2019. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, decreased by approximately 30 basis points over the first quarter of fiscal 2019. While merchandise margins benefited from the strong sales performance and continued execution of our category profitability improvement initiatives, these drivers were offset by distribution costs associated with the coronavirus pandemic, the decline in our higher-margin apparel business and the temporary shut-down of our higher-margin services business.

•
Selling, general and administrative expenses ("SG&A") increased to $590.4 million in the first quarter of fiscal 2020, compared to $501.2 million in the first quarter of fiscal 2019. SG&A in the first quarter of fiscal 2019 included charges related to our initial public offering and the registered offerings by selling stockholders (such offering costs, collectively, "offering costs") of $1.2 million. The year-over-year increase in SG&A expense was primarily driven by costs associated with the coronavirus pandemic, including wage increases, bonuses, safety and protective equipment and other operational costs, such as security.

•
Operating income increased to $143.8 million, or 3.8% of total revenues in the first quarter of fiscal 2020, compared to $70.7 million, or 2.2% of total revenues in the first quarter of fiscal 2019. Operating income in the first quarter of fiscal 2019 included charges associated with offering costs of $1.2 million.

•
Interest expense, net, decreased to $21.8 million in the first quarter of fiscal 2020, compared to $27.8 million in the first quarter of fiscal 2019. The decrease in interest expense was driven by continued de-levering, the repricing of our first lien term loan facility, which was completed in January 2020.

•
Income tax expense was $26.2 million in the first quarter of fiscal 2020, compared to income tax expense of $6.8 million in the first quarter of fiscal 2019. The first quarter of fiscal 2020 included a benefit of $4.5 million from excess tax benefits related to stock-based compensation compared to $4.9 million in the first quarter of fiscal 2019.

•	Early in the quarter of fiscal 2020, we repurchased 175,000 shares of common stock, totaling $4.0 million, under the share repurchase program.

Response to COVID-19:

In response to the coronavirus pandemic, BJ's implemented a number of operational changes to support team members, members and communities we serve.

Team Member Support

•	Increased all hourly team members wages by an additional $2 per hour.

•	Distributed special bonuses for managers and key personnel, incremental to the annual incentive program.

•	Issued an emergency paid leave policy to support team members. The emergency paid leave policy includes:

◦	Waived absenteeism policy.

◦	Pay for up to fourteen days when under mandated quarantine.

◦	Pay through a mix of accrued sick time and company paid time if a team member tests positive for coronavirus and needs to self-quarantine.

•	Ensured Aisle Help, the Company’s employee relief fund, is available to team members facing financial hardship.

•	Implemented operational processes to encourage social distancing in clubs, including instructional signage.

•	Provided personal protective equipment to all team members.

•	Implemented enhanced cleaning and sanitization procedures at clubs, distribution centers and the home office.

•	Installed mobile and fixed sneeze-guard barriers at the membership desk, in checkout lanes and at exits.

•	Implemented remote working for home office team members.

•	Closed all BJ’s clubs on Easter Sunday, April 12, 2020 to offer team members a day to rest and recharge.

Member Support:

•
Prioritized safety and followed recommendations from the Centers for Disease Control and Prevention (CDC) to ensure clubs exceed the company’s already high standards for general hygiene and health practices.

•	Focused on getting high-demand products to its clubs as quickly as possible and offering members alternative shopping methods like Buy Online, Pick Up in-Club and Same-Day Delivery.

•	Reduced club hours to give team members more time to restock, sanitize and recharge.

•	Limited the number of members allowed to shop inside clubs to no more than 20% of total capacity, at any given time.

•	Temporarily closed all BJ's Optical centers and cellular services.

Community Support:

•	Increased workforce by actively adding permanent and temporary positions in clubs throughout the Eastern United States.

•	Announced dedicated shopping hours for members age 60 and over to shop in a less crowded environment.

•	Implemented "Appreciation Hour" for first responders and healthcare workers, so they can shop during a designated hour on Sundays without a membership.

•
Contributed $1 million from the BJ’s Charitable Foundation to support hospitals throughout our footprint and local and national organizations providing essential services and support to those in need during these challenging times.

•	Donated countless items to first responders, healthcare workers and nonprofits to help support communities.

•	Continued to donate perishable food on a weekly basis to local food banks across our footprint through the Feeding Communities program.

To learn more about our response to the coronavirus pandemic and the additional measures we have taken, please visit: https://newsroom.bjs.com/BJs-Response-to-Coronavirus/default.aspx

Conference Call Details

A conference call to discuss the first quarter fiscal 2020 financial results is scheduled for today, May 21, 2020, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-274-0290 (international callers please dial 647-689-5405) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.bjs.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at https://investors.bjs.com and by dialing 416-621-4642 and entering the access code 8152109. The recorded replay will be available until May 28, 2020 and an online archive of the webcast will be available for one year.

About BJ’s Wholesale Club Holdings, Inc.
Headquartered in Westborough, Massachusetts, BJ's Wholesale Club Holdings, Inc. is a leading operator of membership warehouse clubs in the Eastern United States. The company currently operates 218 clubs and 146 BJ's Gas® locations in 17 states.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information" and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)
	13 Weeks Ended	13 Weeks Ended
	May 2, 2020	May 4, 2019
Net sales	$3,718,040	$3,069,763
Membership fee income	79,565	73,373
Total revenues	3,797,605	3,143,136
Cost of sales	3,060,893	2,568,977
Selling, general and administrative expenses	590,361	501,181
Pre-opening expense	2,601	2,296
Operating income	143,750	70,682
Interest expense, net	21,844	27,789
Income from continuing operations before income taxes	121,906	42,893
Provision for income taxes	26,164	6,808
Income from continuing operations	95,742	36,085
Loss from discontinued operations, net of income taxes	(8)	(287)
Net income	$95,734	$35,798
Income per share attributable to common stockholders - basic:
Income from continuing operations	$0.70	$0.26
Loss from discontinued operations	—	—
Net income	$0.70	$0.26
Income per share attributable to common stockholders - diluted:
Income from continuing operations	$0.69	$0.26
Loss from discontinued operations	—	(0.01)
Net income	$0.69	$0.25
Weighted average number of shares outstanding:
Basic	136,090	136,810
Diluted	138,428	140,463

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	May 2, 2020	May 4, 2019
ASSETS
Current assets:
Cash and cash equivalents	$132,915	$29,877
Accounts receivable, net	193,884	180,379
Merchandise inventories	1,024,937	1,085,565
Prepaid expense and other current assets	46,631	47,403
Total current assets	1,398,367	1,343,224

Operating lease right-of-use assets, net	2,087,902	2,055,733
Property and equipment, net	753,297	728,762
Goodwill	924,134	924,134
Intangibles, net	144,019	157,103
Other assets	20,350	17,760
Total assets	$5,328,069	$5,226,716

LIABILITIES
Current liabilities:
Current portion of long-term debt	$15,377	$246,377
Current portion of operating lease liabilities	125,976	121,878
Accounts payable	990,420	820,489
Accrued expenses and other current liabilities	588,431	485,168
Total current liabilities	1,720,204	1,673,912

Long-term lease liabilities	2,016,206	1,966,688
Long-term debt	1,334,795	1,543,537
Deferred income taxes	42,369	44,934
Other noncurrent liabilities	181,998	145,954

STOCKHOLDERS' EQUITY (DEFICIT)	32,497	(148,309)
Total liabilities and stockholders' equity (deficit)	$5,328,069	$5,226,716

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)
	13 Weeks Ended May 2, 2020	13 Weeks Ended May 4, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$95,734	$35,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,839	38,670
Amortization of debt issuance costs and accretion of original issue discount	1,197	1,323
Other non-cash items, net	2,637	287
Stock-based compensation expense	5,514	3,844
Deferred income tax provision	1,590	4,501
Increase (decrease) in cash due to changes in:
Accounts receivable	12,469	13,921
Merchandise inventories	56,565	(33,259)
Accounts payable	204,008	(516)
Accrued expenses	40,983	(41,801)
Other operating assets and liabilities, net	8,366	22,168
Net cash provided by operating activities	469,902	44,936
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals	(35,212)	(36,534)
Net cash used in investing activities	(35,212)	(36,534)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long term debt	(3,297)	(3,844)
Net payments on ABL Facility	(328,000)	(8,000)
Net cash received from stock option exercises	5,608	6,320
Acquisition of treasury stock	(6,073)	—
Other financing activities	(217)	(147)
Net cash used in financing activities	(331,979)	(5,671)
Net increase in cash and cash equivalents	102,711	2,731
Cash and cash equivalents at beginning of period	30,204	27,146
Cash and cash equivalents at end of period	$132,915	$29,877

Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow and net debt and net debt to LTM adjusted EBITDA.
We define adjusted net income as net income attributable to common stockholders adjusted for: stock-based compensation related to the IPO; offering costs; management fees; club closing and impairment charges; reduction in force severance; gain on sale leaseback transactions; charges related to debt restructurings and retirements; and the tax impact of the foregoing adjustments on net income.
We define adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.
We define adjusted EBITDA as income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; pre-opening expenses; non-cash rent; strategic consulting; offering costs; and other adjustments.
We define free cash flow as net cash provided by operating activities less additions to property and equipment, net of disposals plus proceeds from sale leaseback transaction.
We define net debt as total debt outstanding less cash and cash equivalents.
We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.
We present adjusted net income, adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe such measures assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, adjusted EBITDA excludes pre-opening expenses, because we do not believe these expenses are indicative of the underlying operating performance of our stores. The amount and timing of pre-opening expenses are dependent on, among other things, the size of new stores opened and the number of new stores opened during any given period.

Management believes that adjusted net income, adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.
We present free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our board of directors and we believe it assists investors and analysts in evaluating our liquidity. Free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our board of directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.

You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted net income per diluted share, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA or net debt to LTM adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted net income per diluted share
(Amounts in thousands, except per share amounts)
(Unaudited)
	13 Weeks Ended	13 Weeks Ended
	May 2, 2020	May 4, 2019
Net income as reported	$95,734	$35,798
Adjustments:
Offering costs (a)	—	1,222
Tax impact of adjustments to net income (b)	—	(342)
Adjusted net income	$95,734	$36,678

Weighted average diluted shares outstanding	138,428	140,463
Adjusted net income per diluted share (c)	$0.69	$0.26

(a)	Represents costs related to registered offerings by selling stockholders.

(b)	Represents the tax effect of the above adjustments at a statutory tax rate of approximately 28%.

(c)	Adjusted net income per diluted share is measured using weighted average diluted shares outstanding.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)
	13 Weeks Ended	13 Weeks Ended
	May 2, 2020	May 4, 2019
Income from continuing operations	$95,742	$36,085
Interest expense, net	21,844	27,789
Provision for income taxes	26,164	6,808
Depreciation and amortization	40,839	38,670
Stock-based compensation expense (a)	5,514	3,844
Pre-opening expenses (b)	2,601	2,296
Non-cash rent (c)	1,504	754
Strategic consulting (d)	—	6,739
Offering costs (e)	—	1,222
Other adjustments (f)	(293)	(131)
Adjusted EBITDA	$193,915	$124,076

(a)	Represents total stock-based compensation expense.

(b)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.

(c)	Consists of an adjustment to remove the non-cash portion of rent expense.

(d)	Represents fees paid to external consultants for strategic initiatives of limited duration.

(e)	Represents costs related to registered offerings by selling stockholders.

(f)	Other non-cash items, including non-cash accretion on asset retirement obligations and obligations associated with our post-retirement medical plan.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Free Cash Flow
(Amounts in thousands)
(Unaudited)
	13 Weeks Ended	13 Weeks Ended
	May 2, 2020	May 4, 2019
Net cash provided by operating activities	$469,902	$44,936
Less: Additions to property and equipment, net of disposals	35,212	36,534
Plus: Proceeds from sale leaseback transaction	—	—
Free cash flow	$434,690	$8,402

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of Net Debt and Net Debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)
	May 2, 2020
Total debt	$1,350,172
Less: Cash and cash equivalents	132,915
Net Debt	$1,217,257

Income from continuing operations	247,414
Interest expense, net	102,285
Provision for income taxes	75,568
Depreciation and amortization	159,169
Stock-based compensation expense (a)	20,466
Pre-opening expenses (b)	15,457
Non-cash rent (c)	9,124
Strategic consulting (d)	4,610
Reduction in force severance (g)	3,994
Offering costs (e)	706
Club closings and impairment charges (h)	15,383
Other adjustments (f)	(2,713)
Adjusted EBITDA	$651,463

Net debt to LTM adjusted EBITDA	1.9	x

(a)	Represents total stock-based compensation expense.

(b)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.

(c)	Consists of an adjustment to remove the non-cash portion of rent expense.

(d)	Represents fees paid to external consultants for strategic initiatives of limited duration.

(e)	Represents costs related to the registered offerings by selling stockholders.

(f)
Other non-cash items, including non-cash accretion on asset retirement obligations, termination costs to former executives and obligations associated with our post-retirement medical plan, amortization of a deferred gain from sale leaseback transactions in 2013, impairment charges related to a club that was relocated in 2018 and a gain from a third party settlement.

(g)	Represents severance charges associated with a reduction in workforce announced in January 2020.

(h)	Represents primarily closing costs associated with our clubs in Charlotte, N.C. and Geneva, N.Y., which closed in the fourth quarter of fiscal 2019 and other impairment charges.

Investor Contact:
Faten Freiha, BJ's Wholesale Club
(774) 512-6320
ffreiha@bjs.com

Media Contact:
Kristy Houston, BJ’s Wholesale Club
(774) 512-5086
khouston@bjs.com